Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director of Investor Relations
(765) 771-5805
ryan.reed@wabashnational.com

Wabash National Corporation Announces Fourth Quarter and Full Year 2019 Results

•	Full year revenue of $2.3 billion is highest in company history; operating income, net income and EPS increase vs 2018

•	Strong demand drives $579.0 million in Q4 2019 revenue

•	Q4 2019 earnings per diluted share of $0.34

•	Strong cash generation continued in 2019

•	Q4 2019 backlog shows sequential increase growing to $1.1 billion

•	2020 EPS outlook initiated at $1.20 per diluted share; range of $1.10 to $1.30

LAFAYETTE, Ind. – February 12, 2020 – Wabash National Corporation (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the full year and quarter ended December 31, 2019.
Net sales for the fourth quarter 2019 were $579.0 million while operating income was $31.8 million or 5.5 percent of net sales. For the full year of 2019, total revenue reached a new record of $2.3 billion while generating operating income of $142.8 million or 6.2 percent of net sales.
Net income for the fourth quarter 2019 was $18.4 million, or $0.34 per diluted share. For the full year of 2019, net income was $89.6 million or earnings per diluted share of $1.62. Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter 2019 was $44.2 million, or 7.6 percent of net sales, and full year operating EBITDA of $194.2 million, or 8.4 percent of net sales.
“I’m pleased to achieve a new all-time sales record of $2.3 billion in 2019 while also generating stronger operating income, net income and EPS versus the prior year," explained Brent Yeagy, president and chief executive officer.  "Additionally, full year cash generation was strong and I’m excited to add to our streak of what is now 7 consecutive years of free cash conversion of 100% or greater.”
Outlook
For the full year ending December 31, 2020, the company has issued guidance of $2.05 to $2.15 billion in sales and an earnings per diluted share midpoint of $1.20 with a range of $1.10 to $1.30.

Mr. Yeagy continued, “Moderating trailer demand in 2020 has been expected for some time and we've taken a proactive approach toward strengthening our balance sheet and planning to execute in such an environment. I am confident in our team's ability to succeed in any phase of the cycle and also to continue moving forward with our strategic initiatives under the guidance of the Wabash Management System.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2019 and 2018. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended December 31,	2019	2018	2019	2018	2019	2018
	(dollars in thousands)
New trailers shipped	14,300	16,750	650	750	—	—
Net sales	$399,288	$438,667	$94,661	$102,322	$92,740	$74,532
Gross profit	$50,384	$45,170	$16,324	$17,420	$6,239	$7,362
Gross profit margin	12.6%	10.3%	17.2%	17.0%	6.7%	9.9%
Income (loss) from operations	$43,135	$39,075	$5,610	$(6,111)	$(5,914)	$(1,463)
Income (loss) from operations margin	10.8%	8.9%	5.9%	(6.0)%	(6.4)%	(2.0)%
Commercial Trailer Products’ net sales for the fourth quarter totaled $399.3 million, a decrease of $39.4 million, or 9.0 percent. Gross profit margin for the fourth quarter increased 230 basis points as compared to the prior year period primarily due to successful efforts to recover cost pressures as well as product and customer mix. Operating income increased $4.1 million, or 10.4 percent, from the fourth quarter last year to $43.1 million, or 10.8 percent of net sales.
Diversified Products’ net sales for the fourth quarter were $94.7 million, a decrease of $7.7 million, or 7.5 percent, as compared to the prior year quarter, due primarily to the impact from the divestiture of a business. Gross profit margin as compared to the prior year period increased 20 basis points, primarily due to product and customer mix. Operating income in the fourth quarter of 2019 was $5.6 million, or 5.9 percent of net sales, compared to a loss of $6.1 million on a GAAP basis or income of $6.9 million on a non-GAAP Adjusted basis during the fourth quarter 2018.
Final Mile Products’ net sales for the fourth quarter totaled $92.7 million, an increase of $18.2 million or 24.4 percent. Gross profit and gross profit margin for the fourth quarter were $6.2 million and 6.7 percent, respectively. Operating loss during the fourth quarter was $5.9 million, or 6.4 percent of net sales. While the business saw continued growth, operating results were negatively impacted during the quarter by operational inefficiencies as the business encountered headwinds relating to demand fluctuations and product mix.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, adjusted operating income, adjusted net income and adjusted earnings per diluted share.  These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted Segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted Segment EBITDA Margin is calculated by dividing Adjusted Segment EBITDA by segment total net sales.
Adjusted operating income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.  A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this press release.
Adjusted net income and adjusted earnings per diluted share, each reflect adjustments for income or losses recognized on the sale and/or closure of former Company locations, the losses attributable to the Company's extinguishment of debt, a non-cash impairment of assets, acquisition expenses and related charges, and tax reform and other discrete tax adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net income and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.
Fourth Quarter 2019 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, February 12th, beginning at 10:00 a.m. EST.  The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing 844-778-4139, participant code 5877386. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
As the innovation leader of engineered solutions for the transportation, logistics and distribution industries, Wabash National Corporation (NYSE:WNC) is changing how the world reaches you. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash National designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$140,516	$132,690
Accounts receivable, net	172,737	181,064
Inventories	186,914	184,404
Prepaid expenses and other	41,222	51,261
Total current assets	541,389	549,419
Property, plant, and equipment, net	221,346	206,991
Goodwill	311,026	311,084
Intangible assets	189,898	210,328
Other assets	40,932	26,571
Total assets	$1,304,591	$1,304,393
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$1,880
Current portion of finance lease obligations	327	299
Accounts payable	134,821	153,113
Other accrued liabilities	124,230	116,384
Total current liabilities	259,378	271,676
Long-term debt	455,386	503,018
Finance lease obligations	378	714
Deferred income taxes	37,576	34,905
Other non-current liabilities	30,885	20,231
Total liabilities	783,603	830,544
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 53,473,620 and 55,135,788 shares outstanding, respectively	750	744
Additional paid-in capital	638,917	629,039
Retained earnings	221,841	150,244
Accumulated other comprehensive loss	(3,978)	(3,343)
Treasury stock, at cost: 21,640,109 and 19,372,735 common shares, respectively	(336,542)	(302,835)
Total stockholders' equity	520,988	473,849
Total liabilities and stockholders' equity	$1,304,591	$1,304,393

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$579,001	$610,196	$2,319,136	$2,267,278
Cost of sales	506,694	541,140	2,012,754	1,983,627
Gross profit	72,307	69,056	306,382	283,651
General and administrative expenses	26,272	21,194	108,274	95,114
Selling expenses	9,136	7,455	34,851	33,046
Amortization of intangible assets	5,118	4,650	20,471	19,468
Acquisition expenses	—	—	—	68
Impairment	—	12,979	—	24,968
Income from operations	31,781	22,778	142,786	110,987
Other income (expense):
Interest expense	(6,517)	(7,110)	(27,340)	(28,759)
Other, net	40	1,290	2,285	13,776
Other expense, net	(6,477)	(5,820)	(25,055)	(14,983)
Income before income tax	25,304	16,958	117,731	96,004
Income tax expense	6,929	5,374	28,156	26,583
Net income	$18,375	$11,584	$89,575	$69,421
Net income per share:
Basic	$0.34	$0.21	$1.64	$1.22
Diluted	$0.34	$0.21	$1.62	$1.19
Weighted average common shares outstanding (in thousands):
Basic	53,917	55,543	54,695	56,996
Diluted	54,613	56,290	55,290	58,430

Dividends declared per share	$0.080	$0.080	$0.320	$0.305

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$89,575	$69,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,886	21,215
Amortization of intangibles	20,471	19,468
Net gain on sale of property, plant and equipment	(109)	(10,148)
Loss on debt extinguishment	165	280
Deferred income taxes	2,671	(2,976)
Stock-based compensation	9,036	10,169
Non-cash interest expense	1,045	1,745
Impairment of goodwill and other long-lived assets	—	24,968
Accounts receivable	8,327	(39,539)
Inventories	(2,510)	(18,713)
Prepaid expenses and other	(2,536)	4,548
Accounts payable and accrued liabilities	(2,887)	32,653
Other, net	1,150	(620)
Net cash provided by operating activities	146,284	112,471
Cash flows from investing activities
Capital expenditures	(37,645)	(34,009)
Proceeds from sale of property, plant and equipment	785	17,776
Acquisitions, net of cash acquired	—	—
Other, net	—	3,060
Net cash used in investing activities	(36,860)	(13,173)
Cash flows from financing activities
Proceeds from exercise of stock options	848	961
Borrowings under senior notes	—	—
Dividends paid	(17,797)	(17,768)
Borrowings under revolving credit facilities	619	937
Payments under revolving credit facilities	(619)	(937)
Principal payments under finance lease obligations	(308)	(290)
Proceeds from issuance of term loan credit facility	—	—
Principal payments under term loan credit facility	(50,470)	(1,880)
Principal payments under industrial revenue bond	—	(93)
Debt issuance costs paid	(164)	(476)
Convertible senior notes repurchase	—	(80,200)
Stock repurchase	(33,707)	(58,383)
Net cash (used in) provided by financing activities	(101,598)	(158,129)
Cash and cash equivalents:
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,826	(58,831)
Cash, cash equivalents, and restricted cash at beginning of year	132,690	191,521
Cash, cash equivalents, and restricted cash at end of year	$140,516	$132,690

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended December 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	14,300	650	—	—	14,950
Used trailers shipped	25	15	—	—	40

New Trailers	$386,037	$51,222	$—	$—	$437,259
Used Trailers	199	301	—	—	500
Components, parts and service	9,350	24,343	2,858	(7,447)	29,104
Equipment and other	3,702	18,795	89,882	(241)	112,138
Total net external sales	$399,288	$94,661	$92,740	$(7,688)	$579,001
Gross profit	$50,384	$16,324	$6,239	$(640)	$72,307
Income (Loss) from operations	$43,135	$5,610	$(5,914)	$(11,050)	$31,781

2018
New trailers shipped	16,750	750	—	—	17,500
Used trailers shipped	100	50	—	—	150

New Trailers	$424,131	$48,950	$—	$—	$473,081
Used Trailers	824	1,025	—	—	1,849
Components, parts and service	9,214	27,141	2,628	(5,282)	33,701
Equipment and other	4,498	25,206	71,904	(43)	101,565
Total net external sales	$438,667	$102,322	$74,532	$(5,325)	$610,196
Gross profit	$45,170	$17,420	$7,362	$(896)	$69,056
Income (Loss) from operations	$39,075	$(6,111)	$(1,463)	$(8,723)	$22,778

Twelve Months Ended December 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2019
New trailers shipped	54,650	2,850	—	—	57,500
Used trailers shipped	75	75	—	—	150

New Trailers	$1,464,636	$198,043	$—	$—	$1,662,679
Used Trailers	435	2,044	—	—	2,479
Components, parts and service	40,344	113,024	15,023	(27,902)	140,489
Equipment and other	16,126	71,405	426,887	(929)	513,489
Total net external sales	$1,521,541	$384,516	$441,910	$(28,831)	$2,319,136
Gross profit	$177,190	$74,588	$57,815	$(3,211)	$306,382
Income (Loss) from operations	$145,877	$29,748	$9,804	$(42,643)	$142,786

2018
New trailers shipped	59,500	2,650	—	—	62,150
Used trailers shipped	950	150	—	—	1,100

New Trailers	$1,473,583	$164,790	$—	$—	$1,638,373
Used Trailers	9,618	3,514	—	—	13,132
Components, parts and service	34,994	122,099	9,968	(21,811)	145,250
Equipment and other	18,743	103,568	348,281	(69)	470,523
Total net external sales	$1,536,938	$393,971	$358,249	$(21,880)	$2,267,278
Gross profit	$168,343	$68,428	$48,771	$(1,891)	$283,651
Income (Loss) from operations	$141,793	$(3,033)	$7,909	$(35,682)	$110,987

WABASH NATIONAL CORPORATION
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Commercial Trailer Products
Income from operations	$43,135	$39,077	$145,877	$141,795

Diversified Products
Income from operations	5,610	(6,111)	29,748	(3,033)
Adjustments:
Impairment	—	12,979	—	24,968
Adjusted operating income	5,610	6,868	29,748	21,935

Final Mile Products
Income from operations	(5,914)	(1,465)	9,804	7,907
Adjustments:
Acquisition expenses and related charges	—	—	—	751
Adjusted operating income	(5,914)	(1,465)	9,804	8,658

Corporate
Income from operations	(11,050)	(8,723)	(42,643)	(35,682)
Adjustments:
Acquisition expenses and related charges	—	—	—	68
Executive severance	—	180	—	180
Facility transactions	—	413	—	413
Adjusted operating income	(11,050)	(8,130)	(42,643)	(35,021)

Consolidated
Income from operations	31,781	22,778	142,786	110,987
Adjustments:
Impairment	—	12,979	—	24,968
Acquisition expenses and related charges	—	—	—	819
Executive severance	—	180	—	180
Facility transactions	—	413	—	413
Adjusted operating income	$31,781	$36,350	$142,786	$137,367

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income	$18,375	$11,584	$89,575	$69,421
Income tax expense	6,929	5,374	28,156	26,583
Interest expense	6,517	7,110	27,340	28,759
Depreciation and amortization	10,746	10,164	42,357	40,683
Stock-based compensation	1,674	1,690	9,036	10,169
Impairment	—	12,979	—	24,968
Acquisition expenses	—	—	—	68
Other non-operating income	(40)	(1,290)	(2,285)	(13,776)
Operating EBITDA	$44,201	$47,611	$194,179	$186,875

Adjusted Net Income[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income	$18,375	$11,584	$89,575	$69,421
Adjustments:
Facility transactions[3]	—	194	—	(10,585)
Loss on debt extinguishment	—	106	—	280
Impairment	—	12,979	—	24,968
Acquisition expenses and related charges	—	—	—	819
Executive severance expense	—	180	—	180
Tax effect of aforementioned items	—	(3,499)	—	(4,072)
Tax reform and other discrete tax adjustments	—	—	—	3,084
Adjusted net income	$18,375	$21,544	$89,575	$84,095

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Diluted earnings per share	$0.34	$0.21	$1.62	$1.19
Adjustments:
Facility transactions[3]	—	—	—	(0.18)
Loss on debt extinguishment	—	—	—	0.01
Impairment	—	0.23	—	0.43
Acquisition expenses and related charges	—	—	—	0.01
Executive severance expense	—	—	—	—
Tax effect of aforementioned items	—	(0.06)	—	(0.07)
Tax reform and other discrete tax adjustments	—	—	—	0.05
Adjusted diluted earnings per share	$0.34	$0.38	$1.62	$1.44

Weighted Average # of Diluted Shares O/S	54,613	56,290	55,290	58,430
1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, impairments, and other non-operating income and expense.
2Adjusted net income and adjusted earnings per diluted share reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, impairment charges, executive severance costs, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions.
3Facility transactions in 2018 relate to gains and/or losses incurred for the sale or closure of former Company locations.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW AND
FREE CASH FLOW CONVERSION
(Unaudited - dollars in thousands)

	Twelve Months Ended December 31,
	2019	2018
Net cash provided by operating activities	$146,284	$112,471
Capital expenditures	(37,645)	(34,009)
Free cash flow[1]	$108,639	$78,462

Free cash flow	$108,639	$78,462
Divided by: Net income	$89,575	$69,421
Free cash flow conversion[2]	121%	113%

1 Free cash flow is defined as net cash provided by operating activities minus capital expenditures.
2 Free cash flow conversion is defined as free cash flow divided by net income.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Commercial Trailer Products		Diversified Products		Final Mile Products
Twelve Months Ended December 31,	2019	2018	2019	2018	2019	2018
Income (Loss) from operations	$145,877	$141,795	$29,748	$(3,033)	$9,804	$7,907
Depreciation and amortization	10,667	9,631	18,621	21,177	11,361	8,314
Impairment	—	—	—	24,968	—	—
Acquisition expenses and related charges	—	—	—	—	—	751
Adjusted Segment EBITDA	$156,544	$151,426	$48,369	$43,112	$21,165	$16,972

Adjusted Segment EBITDA Margin	10.3%	9.9%	12.6%	10.9%	4.8%	4.7%

1 Adjusted Segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted Segment EBITDA Margin is calculated by dividing Adjusted Segment EBITDA by segment total net sales.